UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012 (March 23, 2012)

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Citrus Merger Agreement

On March 23, 2011, Energy Transfer Equity, L.P. (“ETE”), Energy Transfer Partners, L.P. (“ETP”), Citrus ETP Finance LLC, a Delaware limited liability company and a wholly owned subsidiary of ETP (“ETP Finance Sub”), and Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of ETP (“ETP Merger Sub”), entered into Amendment No. 2 (the “Second Amendment”) to that certain Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto (the “First Amendment”) dated September 14, 2011 (as amended, the “Citrus Merger Agreement”). The Citrus Merger Agreement provides for the merger of ETP Merger Sub with and into CrossCountry Energy, LLC, a Delaware limited liability company (“CCE”), with CCE continuing as the surviving entity (the “Citrus Merger”), immediately prior to the previously announced merger of Sigma Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ETE (“ETE Merger Sub”), with and into Southern Union Company, a Delaware corporation (“Southern Union”), with Southern Union continuing as the surviving entity (the “Sigma Merger”).

The Second Amendment provided that, in connection with the closing of the transactions contemplated by the Citrus Merger Agreement, (i) ETP Finance Sub would provide a guarantee of collection of principal, on the terms set forth therein (the “Citrus Guarantee”), for the benefit of the holders of the Senior Notes (as hereinafter defined) and the trustee under the Indenture dated January 18, 2005, as supplemented by the Tenth Supplemental Indenture, dated as of January 17, 2012 with respect to $2,000,000,000 aggregate principal amount of ETP’s senior notes, comprised of 5.20% Senior Notes due 2022 and 6.50% Senior Notes due 2042 (the “Senior Notes”) and (ii) PEPL Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Southern Union (“PEPL Holdings”) would enter into a support agreement (the “Support Agreement”) with ETP Finance Sub pursuant to which PEPL Holdings will provide contingent, residual support to ETP Finance Sub with respect to its obligations under the Citrus Guarantee.

Entry into Citrus Guarantee and Support Agreement and Closing of Citrus Merger and Sigma Merger

On March 26, 2012, (i) ETE assigned and Southern Union assumed the benefits and obligations of ETE under the Citrus Merger Agreement, and ETE unconditionally guaranteed Southern Union’s obligations under the Citrus Merger Agreement, (ii) ETP Finance Sub entered into the Citrus Guarantee and (iii) ETP, ETP Finance Sub and PEPL Holdings entered into the Support Agreement. Immediately thereafter, the relevant parties completed the Citrus Merger, followed by the Sigma Merger.

Following the Sigma Merger, PEPL Holdings is a wholly owned subsidiary of ETE.

The above description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, (i) the full text of the Second Amendment, which is filed as Exhibit 2.1 hereto, (ii) the full text of the Citrus Merger Agreement, which is filed as Exhibit 2.2 to ETE’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2011, and (iii) the full text of the First Amendment, which is filed as Exhibit 2.2 to ETE’s Current Report on Form 8-K filed with the SEC on September 15, 2011, each of which are incorporated herein by reference. The above descriptions of the Citrus Guarantee and the Support Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Citrus Guarantee, which is attached as Exhibit 10.1 hereto, and the Support Agreement, which is attached as Exhibit 10.2 hereto.

Term Loan

On March 23, 2012, ETE entered into a Senior Secured Term Loan Agreement (the “Term Credit Agreement”) with Credit Suisse AG, as Administrative Agent, and the other lenders from time to time party thereto (the “Term Lenders”), which became effective on March 26, 2012. The Term Credit Agreement has a scheduled maturity date of March 26, 2017, with an option for ETE to extend the term subject to the terms and conditions set forth therein.

Pursuant to the Term Credit Agreement, the Term Lenders have provided senior secured financing in an aggregate principal amount of $2,000,000,000. ETE shall not be required to make any amortization payments with respect to the term loans under the Term Credit Agreement. Under certain circumstances, ETE is required to repay the term loan in connection with asset sales yielding net proceeds in excess of $25,000,000.

Under the Term Credit Agreement, the obligations of ETE are secured by all tangible and intangible assets of ETE and certain of its subsidiaries, including (i) the common units of ETP held by ETE; (ii) 100% of the equity interests in the general partner entities of ETP owned directly or indirectly by ETE, through which ETE holds the incentive distribution rights in ETP; (iii) the common units of Regency Energy Partners LP (“Regency”) held by ETE; (iv) 100% of the equity interests in each of ETE Services Company, LLC, ETE Sigma Holdco, LLC, each of the ETE Newco entities and ETE GP Acquirer LLC, in each case, owned directly or indirectly by ETE; (v) 100% of the equity interests in the general partner entities of Regency owned directly or indirectly by ETE; and (vi) 100% of the equity interests in the employee management entities of Regency owned directly or indirectly by ETE.

Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of ETE for each interest period. The applicable margin for LIBOR rate loans is 3.00% and the applicable margin for base rate loans is 2.00%. Proceeds of the borrowings under the Term Credit Agreement were used to partially fund the Sigma Merger, to repay amounts outstanding under the Existing ETE Credit Agreement (as defined below), and to pay transaction fees and expenses related to the Sigma Merger, the new Term Credit Agreement and other transactions incidental thereto.

The Term Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Term Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of ETE to the EBITDA (as defined in the Credit Agreement) of ETE, measured for the preceding twelve months, to not more than 5.50 to 1.00. This requirement is subject to a provision for increases to 6.00 to 1.00 in connection with certain future acquisitions. In addition, the Term Credit Agreement includes a covenant limiting, as of the last day of each quarter, the ratio of EBITDA of ETE to fixed charges of ETE, measured for the preceding twelve months, to not less than 1.50 to 1.00. During the continuance of an event of default, the Term Lenders may take a number of actions, including declaring the entire amount then outstanding under the Term Credit Agreement due and payable.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Amended and Restated Revolving Credit Facility

On September 20, 2010, ETE entered into a $200,000,000 five-year senior secured revolving credit facility (as amended by Amendment No. 1 to Credit Agreement dated as of November 11, 2010, the “Existing ETE Credit Agreement”) with Credit Suisse AG, as administrative agent and collateral agent, the other lenders party thereto (the “Revolver Lenders”) and Credit Suisse Securities (USA) LLC, as sole lead arranger and sole bookrunner.

On March 23, 2012, ETE entered into Amendment No. 2 to Credit Agreement (the “Amendment Agreement”) with Credit Suisse AG, as administrative agent, and the other Revolver Lenders party thereto, pursuant to which the Existing ETE Credit Agreement was amended and restated on March 26, 2012 in the form of Exhibit A to the Amendment Agreement (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement has a scheduled maturity date of September 20, 2015.

Pursuant to the Amended and Restated Credit Agreement, the Revolver Lenders have committed to provide advances up to an aggregate principal amount of $200,000,000 at any one time outstanding, and ETE has the option to request increases in the aggregate commitments provided that the aggregate commitments never exceed $300,000,000. For any such increase, ETE may ask one or more Revolver Lenders to increase their existing commitments and/or invite additional eligible lenders to become Revolver Lenders under the Amended and Restated Credit Agreement. As part of the aggregate commitments under the facility, the Amended and Restated Credit Agreement provides for letters of credit to be issued at the request of ETE in an aggregate amount not to exceed a $50,000,000 sublimit and for swing line loans to be issued at the request of ETE in an aggregate amount not to exceed a $10,000,000 sublimit.

Under the Amended and Restated Credit Agreement, the obligations of ETE are secured by all tangible and intangible assets of ETE and certain of its subsidiaries, including (i) the common units of ETP held by ETE; (ii) 100% of the equity interests in the general partner entities of ETP owned directly or indirectly by ETE, through which ETE holds the incentive distribution rights in ETP; (iii) the common units of Regency Energy Partners LP (“Regency”) held by ETE; (iv) 100% of the equity interests in each of ETE Services Company, LLC, ETE Sigma Holdco, LLC, each of the ETE Newco entities and ETE GP Acquirer LLC, in each case, owned directly or indirectly by ETE; (v) 100% of the equity interests in the general partner entities of Regency owned directly or indirectly by ETE; and (vi) 100% of the equity interests in the employee management entities of Regency owned directly or indirectly by ETE.

Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of ETE for each interest period. The issuing fees for all letters of credit are also based on an applicable margin. The applicable margin used in connection with interest rates and fees is based on the then applicable leverage ratio of ETE. The applicable margin for LIBOR rate loans, swing line loans and letter of credit fees ranges from 2.75% to 3.75% and the applicable margin for base rate loans ranges from 1.75% to 2.75%. ETE will also pay a fee based on ETE’s leverage ratio on the actual daily unused amount of the aggregate commitments. As of the closing of the Sigma Merger, there were no amounts outstanding under the Amended and Restated Credit Agreement. Proceeds of the borrowings under the Amended and Restated Credit Agreement may be used for working capital, capital expenditures and other lawful corporate purposes (including restricted payments and payment of the purchase price and related expenses of permitted acquisitions).

The Amended and Restated Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Amended and Restated Credit Agreement includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of ETE to the EBITDA (as defined in the Amended and Restated Credit Agreement) of ETE, measured for the preceding twelve months, to not more than 5.50 to 1.00. This requirement is subject to a provision for increases to 6.00 to 1.00 in connection with certain future acquisitions. The Amended and Restated Credit Agreement includes a covenant limiting, as of the last day of each quarter, the ratio of EBITDA of ETE to fixed charges of ETE, measured for the preceding twelve months, to not less than 1.50 to 1.00. In addition, the Amended and Restated Credit Agreement requires that the value to loan ratio as of any date be no less than 2.00 to 1.00. During the continuance of an event of default, the Revolver Lenders may take a number of actions, including declaring the entire amount then outstanding under the Amended and Restated Credit Agreement due and payable.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement that is attached as Exhibit A to the Amendment Agreement, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Agreement.

On March 26, 2012, ETE terminated its undrawn senior bridge term loan credit agreement dated as of October 17, 2011, by and among ETE, the lenders from time to time parties thereto and Credit Suisse AG, as administrative agent (the “Bridge Credit Agreement”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 26, 2012, ETP completed the Citrus Merger, resulting in CCE surviving as a wholly owned subsidiary of ETP. CCE indirectly owns a 50% interest in Citrus Corp., a Delaware corporation (“Citrus Corp.”), which owns 100% of the Florida Gas Transmission pipeline system that was previously jointly owned by Southern Union and El Paso Corporation.

In exchange for the contribution of CCE to ETP, ETP (i) issued 2,249,092 common units representing limited partner interests in ETP valued at $105,000,000 to CCE Holdings, LLC, the direct parent company of CCE (“CCE Holdings”) and (ii) distributed $1,895,000,000 in cash to CCE Holdings. The value of the common units issued as part of the consideration was based on the volume-weighted average trading price for the ten consecutive trading days ending immediately prior to the date that was three trading days prior to the closing date of the Citrus Merger, as provided in the Citrus Merger Agreement.

Also on March 26, 2012, ETE completed the Sigma Merger, resulting in Southern Union surviving as a wholly owned subsidiary of ETE. At 12:59 p.m. Eastern Time on March 26, 2012 (the “Effective Time”), each share of Southern Union’s common stock, par value $1.00 per share (“Southern Union Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Southern Union Common Stock held by stockholders properly exercising appraisal rights available under Section 262 of the Delaware General Corporation Law (“DGCL”) or shares of Southern Union Common Stock held directly or indirectly by Southern Union or any of its wholly owned subsidiaries immediately prior to the Effective Time) was converted into the right to receive, as consideration for the Sigma Merger (the “Merger Consideration”), at the election of the holder of such share, either (i) $44.25 in cash (the “Cash Consideration”) or (ii) 1.00x ETE common unit (the “Equity Consideration”).

As previously announced, under the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated September 14, 2011, Southern Union stockholders could elect to exchange each outstanding share of Southern Union common stock for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate Merger Consideration payable in cash and no more than 50% of the aggregate Merger Consideration payable in ETE common units. The Merger Consideration election deadline was March 19, 2012 and the notice of guaranteed delivery deadline was March 22, 2012. The final Merger Consideration election results were as follows:

•	Holders of approximately 54% of outstanding Southern Union shares, or 67,985,929 Southern Union shares, elected to receive cash.

•

Holders of approximately 46% of outstanding Southern Union shares, or 56,981,860 Southern Union shares, will receive ETE common units. This amount is comprised of 38,872,598 Southern Union shares for which holders elected to receive ETE common units and 18,109,262 Southern Union shares for which holders either did not make an election (other than dissenting shares), did not deliver a valid election form prior to the election deadline or did not properly deliver shares of Southern Union Common Stock for which elections were made pursuant to the notice of guaranteed delivery procedure and, therefore, will be deemed to have elected to receive ETE common units.

No fractional ETE common units were issued in the Sigma Merger, and Southern Union’s stockholders received cash in lieu of fractional ETE common units.

The information set forth under Item 1.01 under the headings “Entry into Citrus Guarantee and Support Agreement and Closing of Citrus Merger and Sigma Merger” and under Item 5.03 is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Citrus Merger, on March 26, 2012, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (the “General Partner”), adopted Amendment No. 1 (the “LP Agreement Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP, dated as of July 28, 2009 (the “Partnership Agreement”). Pursuant to the terms of the LP Agreement Amendment, the General Partner (which is a wholly owned subsidiary of ETE) will relinquish its rights to $13.75 million in distributions it would otherwise be entitled to receive with respect to its incentive distribution rights in ETP for each of 16 consecutive quarters, commencing with the fiscal quarter ending March 31, 2012.

In connection with the closing of the Sigma Merger, on March 26, 2012, Energy Transfer Partners, L.L.C., a Delaware limited liability company (“GP LLC”) and the general partner of the General Partner, adopted Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of April 17, 2007 (the “General Partner LP Agreement Amendment”). Pursuant to the terms of the General Partner LP Agreement Amendment, the General Partner shall follow certain procedures designed to enhance the corporate separateness of the General Partner from other entities, including its affiliates.

In connection with the closing of the Sigma Merger, on March 26, 2012, ETE, as the sole member of GP LLC, adopted Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of August 10, 2010 (the “GP LLC Agreement Amendment”). Pursuant to the terms of the GP LLC Agreement Amendment, GP LLC shall, and shall cause ETP to, follow certain procedures designed to enhance the corporate separateness of GP LLC and ETP from other entities, including their affiliates.

The above descriptions of the LP Agreement Amendment, the General Partner LP Agreement Amendment and the GP LLC Agreement Amendment do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the LP Agreement Amendment, the General Partner LP Agreement Amendment and the GP LLC Agreement Amendment, which are attached as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto, respectively.

Item 7.01. Regulation FD Disclosure.

On March 26, 2012, ETE issued a press release in connection with the completion of the Sigma Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Such factors include the risk that the anticipated benefits from the Sigma Merger cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETE’s Annual Report on Form 10-K and other documents filed from time to time with the SEC. ETE undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial information required to be filed by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required to be filed by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d)	Exhibits.

Pursuant to the rules and regulations of the SEC, ETE has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in ETE’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe ETE’s actual state of affairs at the date hereof and should not be relied upon. See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

2.1	Amendment No. 2, dated March 23, 2012, to the Amended and Restated Agreement and Plan of Merger, by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C., Southern Union Company, and CrossCountry Energy, LLC, dated as of July 19, 2011.

3.1	Amendment No. 1, dated March 26, 2012, to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated July 28, 2009.

3.2	Amendment No. 2, dated March 26, 2012, to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P., dated April 17, 2007.

3.3	Amendment No. 1, dated March 26, 2012, to the Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., dated August 10, 2010.

10.1	Guarantee of Collection made as of March 26, 2012, by Citrus ETP Finance LLC, to Energy Transfer Partners, L.P.

10.2	Support Agreement, dated March 26, 2012, by and among PEPL Holdings, LLC, Energy Transfer Partners, L.P. and Citrus ETP Finance LLC.

10.3	Senior Secured Term Loan Agreement, dated March 23, 2012, by and among Energy Transfer Equity, L.P., Credit Suisse AG, as Administrative Agent and the other lenders from time to time party thereto.

10.4	Amendment No. 2 to Credit Agreement, dated March 23, 2012, by and among Energy Transfer Equity, L.P., Credit Suisse AG, as Administrative Agent and the other lenders party thereto.

99.1	Press release of Energy Transfer Equity, L.P. dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC its general partner
Date: March 27, 2012
/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 2, dated March 23, 2012, to the Amended and Restated Agreement and Plan of Merger, by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C., Southern Union Company, and CrossCountry Energy, LLC, dated as of July 19, 2011.

3.1	Amendment No. 1, dated March 26, 2012, to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated July 28, 2009.

3.2	Amendment No. 2, dated March 26, 2012, to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P., dated April 17, 2007.

3.3	Amendment No. 1, dated March 26, 2012, to the Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., dated August 10, 2010.

10.1	Guarantee of Collection made as of March 26, 2012, by Citrus ETP Finance LLC, to Energy Transfer Partners, L.P.

10.2	Support Agreement, dated March 26, 2012, by and among PEPL Holdings, LLC, Energy Transfer Partners, L.P. and Citrus ETP Finance LLC.

10.3	Senior Secured Term Loan Agreement, dated March 23, 2012, by and among Energy Transfer Equity, L.P., Credit Suisse AG, as Administrative Agent and the other lenders from time to time party thereto.

10.4	Amendment No. 2 to Credit Agreement, dated March 23, 2012, by and among Energy Transfer Equity, L.P., Credit Suisse AG, as Administrative Agent and the other lenders party thereto.

99.1	Press release of Energy Transfer Equity, L.P. dated March 26, 2012.